Exhibit 99.1

For Immediate Release

Investor Contact:       Neil Kerman

Vice President Corporate Finance

(781) 401-7152

Media Contact:       Denise Kaigler

Senior Vice President

Chief Communications Officer

(781) 401-7869

REEBOK SETS SPECIAL MEETING DATE

Canton, MA (December 13, 2005) - Reebok International Ltd. (NYSE:RBK) announces that it will hold a special meeting of shareholders on January 25, 2006 at 10:00 a.m., Eastern Standard time, at Reebok’s corporate headquarters, 1895 J.W. Foster Boulevard, Canton, Massachusetts, for the purposes of approving the Agreement and Plan of Merger, dated as of August 2, 2005, among adidas-Salomon AG (“adidas”), Ruby Merger Corporation, a wholly-owned subsidiary of adidas, and Reebok.

Shareholders of record as of the close of business on December 19, 2005 will be entitled to vote at the special meeting. The definitive proxy statement will be mailed to Reebok’s shareholders on or about December 21, 2005.  Reebok expects to complete the merger during the first half of 2006, subject to the approval of the merger agreement by Reebok’s shareholders and the satisfaction of other closing conditions.

Forward-Looking Statements

The statements, analyses, and other information contained herein relating to the proposed merger, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management’s current expectations and beliefs concerning future events and their potential effects on the company.

Future events and their effects on Reebok may not be those anticipated by management.  Actual results may differ materially from the results anticipated in these forward-looking statements.  Risks and uncertainties include, without limitation, the following: international, national and local general economic and market conditions; unanticipated shifts in consumer preferences in athletic footwear, apparel and hardware; competition; the ability to maintain advantageous licenses with our licensors; risks associated with our international sales, distribution and manufacturing; increases in raw material prices; our ability to manage and forecast our growth and inventories; the loss of significant customers and suppliers; the effect of currency fluctuations; responsiveness to existing and new products and distribution channels; the ability to achieve the cost savings and synergies contemplated by the proposed merger; the effect of regulatory conditions, if any, imposed by regulatory agencies; the reaction of Reebok’s customers and suppliers to the transaction; the ability to promptly and effectively integrate the businesses of Reebok and adidas; diversion of management time on merger-related issues; and increased exposure to exchange rate fluctuations.

Reebok does not undertake, and specifically disclaims, any obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

Important Legal Information

This communication is being made in respect of the proposed merger involving adidas and Reebok.  In connection with the proposed merger, Reebok has filed a preliminary proxy statement on September 21, 2005, and has filed an amendment to the preliminary proxy statement on November 10, 2005.  Before making any voting or investment decision, Reebok’s stockholders and investors are urged to read the definitive proxy statement regarding the merger and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction.  The preliminary proxy statement on file with the SEC and the definitive proxy statement and other documents to be filed with the SEC will be available free of charge at the SEC’s website, www.sec.gov.  Stockholders and investors in Reebok will also be able to obtain the proxy statement and other documents free of charge by directing their requests to: Office of Investor Relations, Reebok International Ltd., 1895 J.W. Foster Boulevard, Canton, MA 02021.

Reebok and its directors, executive officers and other members of management may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding Reebok’s directors and executive officers is available in Reebok’s preliminary proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on March 8, 2005. Additional information regarding the interests of such potential participants is included in the preliminary proxy statement on file with the SEC and will be included in the definitive proxy statement when it becomes available.

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